FILED
     IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA

        JUL. 15 1998
        No. C13453-97
       /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                            CERTFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                            ANM HOLDINGS CORPORATION

     The undersigned, Robert Knight, President and Secretary, of ANM holdings Corporation, a Nevada corporation (the "Corporation"), does hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 14th day of July, 1998, adopted a resolution to amend the original articles as follows:

     RESOLVED, Article I is hereby amended to read as follows:

     "The name of this corporation is
          INTERNATIONAL MENU SOLUTIONS CORPORATION."

     FURTHER RESOLVED, Article III is hereby amended by modification to sub-paragraph 12 of said Article, as follows:

     "12) To guarantee, purchase, hold, take, obtain, receive, subscribe for, own, use, dispose of, sell, exchange, lease, assign, mortgage, pledge, or otherwise acquire, transfer or deal in or with bonds or obligations of, or shares, securities or interests in or issued by, any person, government, governmental agency or political subdivision of government, and to exercise all the rights, powers and privileges of ownership of such an interest, including the right to vote, if any; provided, however, that should the Corporation hold, take, obtain, or receive any of the Class X Shares of International Menu Solutions, Inc., such Class X Shares shall solely be acquired in consideration of one (1) Class X Share together with one (1) Class N Share, in exchange for one (1) share of Common Stock of the Corporation."

With the exception of the above stated amendment to sub-paragraph 12 of Article III, Article III shall remain the same.

     FURTHER RESOLVED, Article IV is hereby amended to read as follows:

     "The capital stock of this Corporation shall consist of twenty-five million (25,000,000) shares of common stock, par value $.001, all of which stock shall be entitled one vote per share of common stock, and ten million (10,000,000) Class N Shares, par value $.001, all of which Class N Shares shall be non-equity participating and shall be entitled to one vote per Class N Share, voting together as one class together with the common stock. The Corporation may issue the shares of common stock and the Class N Shares for such consideration as may be fixed by the Board of Directors.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,678,000; that the said changes and amendment have been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                        /s/ Robert Knight
                                        --------------------------------------
                                        Robert Knight, President

                                        /s/ Robert Knight
                                        --------------------------------------
                                        Robert Knight, Secretary



Providence of British Columbia

County of New Westminister

     On July 14 1998, personally appeared before me, a Notary Public, Robert Knight, who acknowledged that they executed the above instrument.

                                        /s/ [ILLEGIBLE]
                                        --------------------------------------
                                        (Signature of Notary)


                                                                          [SEAL]

                                                   WILLIAM G. CADMAN
                                                 BARRISTER & SOLICITOR
                                                #560-2755 Lougheed Hwy.
                                             Port Coquitlam, B.C. Y3B 5Y9
                                                 Phone: (604) 454-2024